Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350

Each of the undersigned, Jane F. Aggers and Larry D. Fair, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350 that (1) this quarterly report on Form 10-Q of Hancock Fabrics, Inc. (“Hancock”) for the quarter ended April 29, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Hancock.

Date:  February 20, 2008

/s/ Jane F. Aggers
Jane F. Aggers
President and Chief Executive Officer

/s/ Larry D. Fair
Larry D. Fair
Vice President, Finance (Principal Financial and Accounting Officer)